UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 18, 2026, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that it has entered into a share exchange agreement (the “Share Exchange Agreement”) with Telforge, Inc. (“Telforge”), a Nevada corporation, and the shareholders of Telforge (the “Shareholders”). Telforge is a voice and messaging telecom service provider offering cloud-based voice, messaging, and unified communications solutions.

Pursuant to the Share Exchange Agreement, the Shareholders have agreed to exchange all of their outstanding shares of Telforge in exchange for up to 7,333,333 shares of FingerMotion, subject to the terms and conditions of the Share Exchange Agreement. Subject to the closing conditions being satisfied or waived by the respective parties, at closing the Company shall issue the Shareholders on a pro rata basis and aggregate of 7,333,333 shares of common stock, of which 2,333,333 shares of common stock (the “Closing Shares”) will be released to the Shareholders, and 5,000,000 shares of common stock (the “Milestone Shares”) will be placed in escrow pursuant to an escrow agreement in form and substance to be agreed upon by the Company and Telforge, and shall not be released from escrow until they are earned as a result of the achievement of certain Cumulative Revenue and Secured Contract Value (each as defined in the Share Exchange Agreement) over two earnout periods with the first being three months following closing and the second being six months following closing. If the Cumulative Revenue plus Secured Contract Value for the first earnout period is equal to or greater than $2,500,000, the Shareholders shall have earned 2,000,000 Milestone Shares. If the Cumulative Revenue plus Secured Contract Value for the second earnout period is equal to or greater than $5,000,000, the Shareholders will have earned 3,000,000 Milestone Shares. Any Milestone Shares that are not earned on or before the expiration of the applicable earnout period shall be automatically forfeited and cancelled.

Upon closing the Closing Shares and Milestone Shares will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, and will be issued as “restricted securities” as such term is defined under Rule 144(a)(3) under the Securities Act. Pursuant to the Share Exchange Agreement, the Company has agreed to provide registration rights for the Closing Shares and Milestone Shares as set forth therein.

This acquisition aligns with the Company's strategic roadmap, which focuses on geographical expansion, selective acquisitions in telecommunications and infrastructure technologies, as well as the development of analytics, mobility, enterprise digitalization, and smart infrastructure solutions.

“The acquisition of Telforge would provide FingerMotion with the ability to manage and run tens of millions of minutes monthly - telecommunications, voice, SMS and data messages and calls - via its proprietary switching platform. Upon closing this acquisition we expect to be able to scale and significantly grow annualized revenues without having to add hardware and capital costs. This would also supplement our existing business by giving us a U.S. based operating model,” said Martin Shen, CEO.

Telforge’s cloud-based voice, messaging, and unified communications solutions would expand the Company’s overall service portfolio and enhance its ability to serve customers across broader geographic markets, while operating as a complementary business within the Company’s structure.

Additional details regarding the transaction will be set out in the Company's Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission through EDGAR in the very near future.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated March 18, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: March 18, 2026	By:	/s/ Martin J. Shen
Martin J. Shen
CEO and Director